UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013

MOBILE GAMING INTERNATIONAL CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Casa James, Callevenus, Playa Del Sol, Estepona, Marbella, Spain 29680
(Address of principal executive offices, including zip code)

00353-894624880
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02              Unregistered Sales of Equity Securities

On September 26, 2013, Mobile Gaming International Corp., a Nevada corporation (the “Corporation”), raised $50,000 USD, through a private offering of a convertible promissory note (the “Note”), exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 903 of Regulation S of the Act.

The material terms of the Note are as follows, the Note shall bear interest at 12% per annum until September 26, 2016 (the “Maturity Date”), at which time, unless converted, all principal and accrued interest shall be due and payable.  Until the Maturity Date, if Lender exercises their right to convert the Note into shares of common stock, lender shall deliver to the Corporation a “Conversion Notice”, in which lender shall specify the amount of principal and accrued interest to be converted, and the date on which such conversion is to be effected (the “Conversion Date”), provided that the date upon which any such conversion may be effected, may not be less than 5 calendar days following the date of delivery of the conversion notice.  The conversion price per share in effect on the Conversion Date shall be determined by the Corporation upon receipt of the Conversion Notice, and shall mean 65% of the average closing price for the five trading days of the Corporation’s common stock directly preceding the date of conversion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Iris Hill
Iris Hill, President and Director

Dated: September 27, 2013